ACRONGENOMICS, INC.
of 14 rue Kleberg, Geneva, Switzerland

Effective as of April 1, 2008

STRICTLY PRIVATE AND CONFIDENTIAL

Mr. Constantine D. Poulios
40 Peloponnissou Street,
GR-153 41 Ag. Paraskevi,
Athens, Greece

Re: ***Consulting Agreement***

Dear Mr. Poulios:

We wish to confirm our discussions concerning Acrongenomics, Inc. (referred to herein as the "Company") retaining your services (the "Consultant"), as more specifically described below in this Consulting Agreement (referred to herein as this "Agreement") by on the terms and conditions set forth below. Throughout this document, the term "Consultant" shall mean Mr. Poulios.

1. **POSITION AND RESPONSIBILITIES**

Taking into account both his business expertise and his previous experience as the former President of the Company, the Consultant shall serve the Company as an outside independent advisor, in his capacity as a free lancer, on all issues as the Board of Directors of the Company may need from time to time, including:

- Advise the Board in legal affairs
- Negotiate and draft contracts with third parties
- Overview the interface with Molecular Vision and/or other major stakeholders or business associates
- Introduce prospective clients
- Proceed in other actions as directed and/or mandated by the Board to support the Company in other fields of expertise
- Overview the manufacturing process of the device(s)

The Consultant has the obligation to serve the company in good faith and on a best effort basis

2. **TERM**

The term of this Agreement (the "Term") shall be effective for an annual period from the commencement date mentioned above, April 1, 2008, and shall continue until March 31, 2009 or such earlier date as this Agreement may be terminated in accordance with the provisions hereof this Agreement or by Consultant's resignation. This Agreement and the continuation of Consultant's services to the Company shall be renewed at the end of said Term every year (April 1) for equal annual periods. The Company shall provide notice of its intention not to renew this Agreement in writing at least sixty (60) days, otherwise it will be automatically renewed.

3. **COMPENSATION**

a) **Fees:** For services rendered by Consultant during the term of this Agreement, the Consultant shall be paid a monthly fee of USD $ 10,000 (ten thousand). This will be paid monthly on or around the last day of each calendar month into the Consultant's nominated bank account(s). Such fee shall be reviewed annually and may be increased taking into account, among other things, individual performance and general business conditions.

b) **Stock Options:**

(1) The Company hereby agrees to exchange the one hundred thousand (100.000) options exercisable at $2.50 already held by Mr. Poulios (given to him in consideration of his services rendered at that time in his capacity as a member of the Board of the Company) with options to purchase one hundred thousand (100.000) of the Company's common stock at an exercise price of USD 0.50 per share or other which is the best possible at present for the Consultant under applicable SEC rules and regulations. Such shares shall vest immediately upon grant (i.e. effective from this commencement date) and shall be exercisable at any time for a period of ten (10) years from the date of grant.

(2) In addition, the Company grants to the Consultant options to purchase an additional two hundred thousand (200.000) shares of the Company's common stock at an exercise price of USD 0.50 per share or other which is the best possible at present for the Consultant under applicable SEC rules and regulations. Such shares shall be exercisable at a rate of 25% every six months upon grant (i.e. 50,000 after six months of the assumption of such position, another 50,000 six months after, and so on) for a period of ten (10) years from the date of grant. The Company shall keep replacing every fifty thousand (50.000) block of exercisable stock options by granting a new block of same number of stock options every six months at a new price, based on the ten days average stock price at that time.

(3) Consultant shall have the option to participate in any future Stock Option Plan of the Company on such terms as may be determined by the Board of Directors. The Company promises the Consultant, without giving such promise any characteristics of a legal obligation, that indeed considerably more stock options will be granted to him, based on Achieved or Exceeded Expectations of performance.

4 **BENEFITS, PERQUISITES AND BUSINESS EXPENSES**

a) The Consultant shall be entitled to be reimbursed for all reasonable expenses incurred by the Consultant in connection with the conduct of the business of the Company pursuant to this Agreement. Such expenses shall be reimbursed within thirty (30) days following presentation of sufficient evidence of such expenditures.

b) The Consultant will join the general liability insurance coverage that the company will put in place for all the member of the Board of Directors, the Executive Committee or any other position with the Company.

5. **TERMINATION**

a) **Termination by the Company without cause:** The Company shall be entitled to terminate this Agreement at any time without cause by giving the Consultant one (1) month prior written notice of the termination but, upon such termination, the Company shall be required to pay the Consultant the equivalent of the remaining monthly fee payments. In the event of termination of this Agreement hereunder without cause, Consultant shall be immediately relieved of all of his responsibilities. In the event of termination without cause, rights and benefits of the Consultant under the employee benefits plans and programs of the Company, including but not limited to the stock options granted or to be granted to him under paragraph 3 above until that termination date, shall be respected. If any such benefit or program cannot be so continued, upon termination of this Agreement, Consultant shall be entitled to receive a cash payment equal to the value of such benefits. This means that the Consultant has the right to any options or stock options up to that day, calculated on a monthly basis.

b) **Termination by the Company for cause:** The Company shall have the right to terminate this present Agreement hereunder with cause by giving the Consultant thirty (30) days prior written notice to that effect. Any such termination with cause shall be effective on the date specified in such notice. For the purpose of this Agreement, "for cause" shall mean (i) commission of a willful act of dishonesty in the course of Consultant's duties hereunder, (ii) conviction by a court of competent jurisdiction of a criminal offense or a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty or moral turpitude resulting in Company's detriment or reflecting upon Company's integrity (other than traffic infractions or similar minor offenses), (iii) a material breach by Consultant of the terms of this Agreement or the Company's Code of Conduct, as such may be amended from time to time.

c) **Disability:** This Agreement shall terminate automatically upon written notice from the Company in the event of Consultant's absence or inability to render the services required hereunder due to disability, illness, incapacity or otherwise for an aggregate of ninety (90) days during any twelve (12) month period, provided that such disability, illness, incapacity or other cause has not occurred during or because of the execution of the business of the Company by the Consultant. In the event of any such absence or inability, the Consultant shall be entitled to receive the compensation provided for herein for the first ninety (90) days thereof, where after it shall only be entitled to receive such compensation, if any, as may be determined by the Board of Directors. The

Company shall also provide the Consultant with customary Disability Insurance at no cost to the Consultant.

d) **Death:** In the event of the death of Consultant during the term of this Agreement, the Consultant's monthly fee payments shall continue to be paid to the Consultant's heirs through the end of the third month following the month in which Consultant's death occurs including any stock options according to the SEC rules.

e) **Resignation:** The Consultant shall have the right to terminate this Agreement at his absolute discretion at any time without cause by giving the Company fifteen (15) days prior written notice to that effect. In such case that Consultant has undertaken to perform specific tasks for the Company, Consultant will exercise all due care to prevent tasks from being seriously jeopardized as a result of such resignation, including continuing the performance of such tasks for the Company until proper replacement is found, except in case that such continuation will involve him in considerable legal or business risks. In this same case, the Company reserves the right to terminate from the day such termination notice is effective any options or Stock Option Plan and any benefits including insurance coverage. This means that the Consultant has the right to any benefits or stock options up to that termination date, calculated on a monthly basis.

f) **Survival of Terms:** It is expressly agreed that, notwithstanding termination of this Agreement for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of the Consultant and the Company respectively in relation to the time up to and including the date of termination and the provisions of paragraphs 3(b), 7 and 8 of this Agreement, all of which shall remain and continue in full force and effect.

6. **CHANGE OF CONTROL WITHOUT THE APPROVAL OF THE EXISTING BOARD OR HOSTILE TAKEOVER**

a) **Definitions:** The term "Change of Control" used in this paragraph 6 shall be interpreted according to the applicable SEC rules and regulations.

b) **Rights Upon Change in Control**. If a Change in Control occurs:

i) then, for a period of six (6) months following the date of such Change of Control, the Consultant shall have the right to elect that the Change of Control is a termination of this Agreement by the Company without cause. If the Consultant notifies the Company of this election in writing, or in the event that the Company shall terminate this Agreement without cause during such period of six (6) months following the date of the Change of Control, the Consultant shall be entitled to receive and the Company shall pay to the Consultant a severance payment equal to the greater of (a) the amount of compensation that the Consultant would have earned under this Agreement during the remaining term of this Agreement immediately prior to such Change of Control or (b) twelve (12) months of fee payments at the rate of compensation set forth in

paragraph 3 above. The payments set out in this paragraph 6 are in addition to any other rights provided hereunder with respect to termination of this Agreement without cause. If the Consultant does not elect termination, this Agreement will continue in full force and effect in accordance with its terms.

7. **INTELLECTUAL PROPERTY**

During the term of this Agreement, Consultant shall disclose immediately to the Company all ideas and inventions that he makes, conceives, discovers or develops during the course of employment with Company, including but not limited to any inventions, modifications, discoveries, developments, improvements, trademarks, computer programs, processes, products or procedures (collectively "Work Product") that: (i) relates to the business of Company; or (ii) results from tasks assigned to Consultant by Company; or (iii) results from the use of the premises or property (whether tangible or intangible) owned, leased or contracted for or by Company. Consultant agrees that any Work Product shall be the sole and exclusive property of Company without the payment of any royalty or other consideration except for the compensation paid to Consultant hereunder. Consultant agrees that during the term of this Agreement and thereafter, upon the request of Company and at its expense, he shall execute and deliver any and all applications, assignments and other instruments which Company shall deem necessary or advisable to transfer to and vest in Company Consultant's entire right, title and interest in and to all such ideas, inventions, trademarks or other developments and to apply for and to obtain patents or copyrights for any such patentable or copyrightable ideas, inventions, trademarks and other developments.

8. **NON-DISCLOSURE OF INFORMATION**

Consultant acknowledges that by virtue of his position he will be privy to Company's confidential information and trade secrets, clients or potential clients, or potential shareholders, as they may exist from time to time, and that such confidential information and trade secrets may constitute valuable, special, and unique assets of Company (hereinafter collectively "Confidential Information"). Accordingly, Consultant shall not, during the Term and for a period of one (1) year thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Consultant and any other person by, through or with Consultant, during the term and for a period of one (1) year thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than Company, under any circumstances.

For the avoidance of doubt, such Non-Disclosure of Information and Non-Disclosure of Intellectual Property provisions should be extended for one (1) year after the termination of this agreement, provided, however, that this provision shall not preclude the Consultant from the use or disclosure of information known generally to the public (other than that which the Consultant may have disclosed in breach of this Agreement) or of information required to be disclosed by law or court order applicable to the Consultant.

9. **NOTICES**

Any notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be sufficiently given when and if mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by personal delivery, overnight courier or by facsimile to the party entitled thereto at the address stated at the beginning of this Agreement or at such other address as the parties may have specified by similar notice.

Any such notice shall be deemed delivered on the tenth business day following the mailing thereof if delivered by prepaid post or if given by means of personal delivery on the day of delivery thereof or if given by means of courier or facsimile transmission on the first business day following the dispatch thereof.

10. **ENTIRE AGREEMENT**

This Agreement contains the entire agreement between the parties hereto with respect to the matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to such matters.

11. **ASSIGNMENT**

Except as herein expressly provided, the respective rights and obligations of the Consultant and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon the Consultant and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12. **APPLICABLE LAW**

This Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of the State of Nevada, U.S.A. Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Nevada with respect to any proceedings brought in respect of this Agreement or the subject matter hereof.

13. **AMENDMENT OR MODIFICATION; WAIVER**

No provision of this Agreement may be amended or waived unless such amendment or waiver is authorized by the Company (including any authorized officer or committee of the Board of Directors) and is in writing signed by the Consultant and by a duly authorized representative of the Company. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

If you are in agreement with the foregoing terms and conditions, please confirm your acceptance by signing and returning the enclosed duplicate copy of this correspondence.

ACRONGENOMICS, INC.

Per. /s/ Platon Tzouvalis
Platon Tzouvalis, President

Accepted and agreed:
CONSULTANT

Per. /s/ Constantine D. Poulios
Constantine D. Poulios, individually
Dated: April 1, 2008